CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use of the registration statement on Form S-8 of Data Call Technologies, Inc. of our report dated March 28, 2014 on our audit of the financial statements of Data Call Technologies, Inc. as of December 31, 2013 and 2012, and the related statements of operations, stockholders’ equity (deficit) and cash flows for the years then ended and the reference to us under the caption “Experts” in the Registration Statement.

/s/ M&K CPAS, PLLC
Houston, Texas

December 30, 2014